Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

April 1, 2019

The Interpublic Group of Companies, Inc.

909 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to The Interpublic Group of Companies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on April 1, 2019, relating to the issuance and sale by the Company on a delayed or continuous basis pursuant to Rule 415 under the Act of an indeterminate amount of the following securities at indeterminate prices: (i) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”), (iii) senior debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (v) subscription rights to purchase Common Stock, Preferred Stock or Warrants (the “Subscription Rights”) and (vi) units consisting of any combination of the securities offered under the Registration Statement (the “Units”, and all such securities described in (i) through (vi), the “Securities”). The Debt Securities would be issued pursuant to that certain indenture, dated as of March 2, 2012 (the “Base Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and one or more supplemental indentures to be entered into between the Company and the Trustee.

We have examined copies of the Restated Certificate of Incorporation of the Company and the By-laws of the Company, the Registration Statement, the Base Indenture, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as

NEW YORK    WASHINGTON    HOUSTON    PALO ALTO    PARIS    LONDON    FRANKFURT    BRUSSELS    MILAN     ROME

The Interpublic Group of Companies, Inc.

April 1, 2019

originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies and (iii) the capacity of natural persons.

We have assumed that, at or prior to the time of an issuance of any Security, (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such Security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the Securities are offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (viii) at the time of an issuance of shares of Common Stock, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Common Stock authorized under the Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (ix) at the time of an issuance of shares of Preferred Stock, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Preferred Stock authorized under the Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (xi) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

The Interpublic Group of Companies, Inc.

April 1, 2019

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

(i)

When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and the shares of Common Stock to be issued and sold by the Company, including upon conversion, exercise, or exchange of any of the Securities that provides for such conversion, exercise or exchange, will have been duly authorized and, when such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provide for conversion, exercise or exchange, as applicable, at not less than par value per share, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(ii)

Upon (a) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters in accordance with the Company’s Restated Certificate of Incorporation, as restated and/or amended, (b) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock and (c) any issuance of shares of Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company and the shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, including upon conversion, exercise, or exchange of any of the Securities that provides for such conversion, exercise or exchange, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provides for conversion, exercise or exchange, as applicable, at not less than par value per share, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(iii)

When (a) any supplemental indenture to be entered into in connection with the issuance of any Debt Security has been duly authorized, executed and delivered by the Trustee and the Company and such Base Indenture, as supplemented, has been qualified under the Trust Indenture Act of 1939, (b) the specific terms of a particular Debt Security have been duly authorized by all necessary corporate action on the part of the Company and established in accordance with the Base Indenture and supplemental indenture and (c) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Base Indenture and supplemental indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

(iv)

When (a) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered

The Interpublic Group of Companies, Inc.

April 1, 2019

by the Company and the warrant agent appointed by the Company and (c) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(v)

When (a) the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company, (b) the subscription agreement or agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company and the subscription rights agent appointed by the Company and (c) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable standby underwriting or other agreement, the Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(vi)

When (a) the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company, (b) the unit agreement, if any, relating to the Units has been duly authorized and validly executed and delivered by the Company and (c) the Units or certificates representing the Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

The opinions set forth in paragraphs (iii), (iv), (v) and (vi) above are qualified in that the legality and enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of

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April 1, 2019

good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We hereby consent to the filing of this opinion as an exhibit 5 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

  /s/ Willkie Farr & Gallagher LLP